SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 16, 2015
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Adoption of 2015 Short-Term Incentive Compensation Plan
On March 16, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) adopted the Company’s 2015 Short-Term Incentive Compensation Plan (the “2015 STIC Plan”), which provides for the payment of cash incentive awards to plan participants in early 2016 if, and to the extent to which, certain performance objectives are achieved during 2015.
Pursuant to the employment agreement of Christopher P. Eldredge, the Company’s President and Chief Executive Officer, his target opportunity under the plan is equal to 100% of his annual base salary. The Compensation Committee increased to 75% the percentage of annual base compensation on which the target opportunities are based for Jeffrey H. Foster, the Company’s Executive Vice President and Chief Financial Officer, and Richard A. Montfort, the Company’s Executive Vice President, General Counsel and Secretary, but did not increase the percentage of any of the other named executive officers.
Lammot J. du Pont, the Company’s Chairman of the Board, will not be a participant in the 2015 STIC Plan.
Adoption of 2015 Long-Term Incentive Compensation Plan
On March 16, 2015, the Compensation Committee also adopted the Company’s 2015 Long-Term Incentive Compensation Plan (the “2015 LTIC Plan”) for plan participants, including the named executive officers. Mr. du Pont will not be a participant in the 2015 LTIC Plan.
The 2015 LTIC Plan includes shares of time-vesting restricted common stock of the Company (“Restricted Stock”) and performance-vesting stock units (“Performance Units”).
The Restricted Stock awards vest ratably in three equal portions on each of March 1, 2016, 2017 and 2018 so long as the participant remains continuously employed by the Company or an affiliate of the Company from the date of the grant through the applicable vesting date.
The Performance Units vest on March 1, 2018, but only if (a) the participant remains continuously employed by the Company or an affiliate of the Company until that date, (b) with respect to one-half of each Performance Unit award, the total stockholder return of the Company’s common stock for the three-year performance period beginning on January 1, 2015 (the “Performance Period”) meets or exceeds the return of the MSCI US REIT Index for the Performance Period, and (c) with respect to the remaining half of each Performance Unit award, the total stockholder return of the Company’s common stock for the Performance Period meets or exceeds the return of an index of publicly-traded data center companies for the Performance Period.
On March 16, 2015, the Committee approved the following equity-based incentive awards under the 2015 LTIC Plan:

•	Mr. Eldredge, 10,816 Performance Units and 10,816 shares of Restricted Stock;

•	Mr. Foster, 9,271 Performance Units and 9,271 shares of Restricted Stock;

•	Mr. Montfort, 6,181 Performance Units and 6,181 shares of Restricted Stock; and

•	Maria Kenny, the Company’s Senior Vice President, Finance and Treasurer, 5,408 Performance Units and 5,408 shares of Restricted Stock.

Copies of the 2015 STIC Plan and the 2015 LTIC Plan and the forms of the Restricted Stock Award Agreement and Performance Stock Unit Award Agreement are attached to this report as exhibits. The summary set forth above is qualified in its entirety by reference to each of these documents.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	2015 Short-Term Incentive Compensation Plan

10.2	2015 Long-Term Incentive Compensation Plan

10.3	Form of Restricted Stock Award Agreement

10.4	Form of Performance Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

March 19, 2015	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2015 Short-Term Incentive Compensation Plan

10.2	2015 Long-Term Incentive Compensation Plan

10.3	Form of Restricted Stock Award Agreement

10.4	Form of Performance Stock Unit Award Agreement